Exhibit 99.1

Press Contact:	Investor Contacts:
Ryan Lowry	Tara Dhillon	Billie Fagenstrom
NetApp	NetApp	NetApp
(408) 822-7544	(408) 822-6909	(408) 822-6428
ryanl@netapp.com	tara@netapp.com	billief@netapp.com

NETAPP ANNOUNCES RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2010

Annual and Quarterly Records Reported for Revenue, Earnings and Free Cash Flow

Sunnyvale, Calif.—May 26, 2010—NetApp (NASDAQ: NTAP) today reported results for the fourth fiscal quarter and fiscal year 2010, which ended April 30, 2010. Revenues for the fourth fiscal quarter of 2010 totaled $1.17 billion compared to revenues of $880 million for the same period one year ago.

For the fourth fiscal quarter, GAAP net income was $145 million, or $.40 per share1 compared to GAAP net income of $68 million, or $0.21 per share for the same period in the prior year. Non-GAAP net income for the fourth fiscal quarter was $183 million, or $0.50 per share2, compared to non-GAAP net income of $103 million, or $0.31 per share for the same period a year ago.

For fiscal year 2010, GAAP and non-GAAP revenues totaled $3.93 billion, an increase of 15% compared to GAAP revenues of $3.41 billion and an increase of 11% compared to non-GAAP revenue of $3.54 billion for fiscal year 2009. For fiscal year 2010, GAAP net income was $400 million, or $1.13 per share, compared to GAAP net income of $65 million, or $0.19 per share for fiscal year 2009. Non-GAAP net income for fiscal year 2010 was $533 million, or $1.51 per share, compared to non-GAAP net income of $364 million, or $1.09 per share for fiscal year 2009.

“With 50% growth in product revenue this quarter, NetApp significantly outperformed the competition. With accelerating revenue growth every quarter, we culminated our fiscal year with record levels of revenue, earnings per share, and free cash flow,” said Tom Georgens, president & CEO.  “The server virtualization and cloud computing trends are driving significant business for us, as our competitive advantages in those areas lead more customers to choose NetApp storage efficiency solutions for larger and larger data center projects.”

Outlook

▪	NetApp estimates revenue for the first quarter of fiscal year 2011 to be in the range of $1.10 billion to $1.14 billion.

▪	NetApp estimates share count for the first quarter of fiscal year 2011 to increase by about 6 million shares.

▪
NetApp estimates that the first quarter of fiscal year 2011 GAAP earnings per share will be approximately $0.31 to $0.35 per share. NetApp estimates that the first quarter fiscal year 2011 non-GAAP earnings per share will be approximately $0.43 to $0.47 per share.

Business Highlights

In the fourth quarter of fiscal year 2010, NetApp expanded key partnerships and introduced new solutions to enable customers’ virtualization and cloud-based infrastructures, as well as help service providers deliver compelling cloud services for enterprise information technology. NetApp also reached several significant milestones during the quarter related to the adoption and deployment of its storage solutions. In addition, several new customer deployments demonstrated how NetApp storage efficiency technologies can help customers reach never-before-seen levels of efficiency. Key business highlights included the following.

New Solutions and Expanded Partnerships

•
New service provider solutions. NetApp unveiled new design guides and capabilities geared specifically for service providers that will help them deliver greater value to their cloud customers. NetApp® service-oriented infrastructure, data protection as a service, backup and recovery as a service, and NetApp Open Management will help service providers differentiate their cloud services, accelerate their services' time to market, and achieve industry-leading cost and service-level benefits.

•
CA, Inc. and NetApp build solutions for cloud infrastructures. CA and NetApp extended their multiyear solutions partnership to develop management solutions for public and private cloud environments. The companies will integrate CA Spectrum® Automation Manager, CA Spectrum Service Assurance, CA Spectrum Infrastructure Manager, and CA eHealth® Performance Manager with NetApp's storage management solutions, including NetApp Provisioning Manager and NetApp SANscreen®.

•
NetApp, Brocade, Emulex, and VMware expand options for FCoE and DCB customers. NetApp will resell a new Converged Network Adapter from Emulex, and is among the first storage vendors to support VMware® vSphere™ 4 in a Fibre Channel over Ethernet (FCoE) host environment. NetApp also augmented its FCoE portfolio from Brocade and introduced a DCB-only version of the Brocade 8000. Now customers have even more options to build complete end-to-end FCoE infrastructures and unify their Ethernet and Fibre Channel architectures.

Milestones and Awards

•
NetApp reaches milestone of 150,000 unified storage systems deployed. This historic milestone underscores NetApp's long standing commitment and significant industry innovation in making unified storage a reality for customers. Customers worldwide are leveraging NetApp's unified storage solutions to simplify operations, achieve business breakthroughs, increase productivity, and recognize significant cost savings.

•
NetApp gains leadership in SAN market and reaches significant milestone with more than 30,000 deployments worldwide. NetApp has more than doubled its SAN business in just two years by providing customers with an impressive list of technologies and maximizing strong solution partnerships with companies such as Brocade, Cisco, Microsoft, and VMware. According to IDC's Worldwide Quarterly Disk Storage Systems Tracker, Q3 2009, NetApp grew faster than the FC SAN market year over year.

•
Customers help NetApp pass milestone of 5,000 V-Series units shipped. Customers made V-Series one of NetApp’s fastest growing products, with 70% year-over-year growth and more than 5,000 units shipped. More customers are turning to NetApp V-Series to unify their non NetApp storage environments and increase efficiency, reduce costs, and improve data protection.

•
NetApp positioned in Leaders Quadrant in top analyst firm’s Magic Quadrant. Gartner, Inc. positioned NetApp in the Leaders Quadrant for Midrange and High-End NAS Solutions3. NetApp NAS solutions are built on a unified storage platform, providing customers of all sizes with increased flexibility and performance along with industry-leading storage efficiency capabilities.

•
NetApp ranked #2 on "Best Workplaces in Canada" list. NetApp was ranked #2 on the "Best Workplaces in Canada" list for 2010 and was also recognized as the top workplace in Canada in the Respect category. NetApp now ranks in the top 20 places to work in 9 different regions, including #7 in the United States.

Mergers and Acquisitions

•
NetApp acquires Bycast. On May 13, 2010, NetApp completed its acquisition of Bycast Inc., a privately held company headquartered in Vancouver, British Columbia, Canada, in an all-cash transaction. Bycast extends NetApp's leadership position in unified storage by adding an object-based storage software offering.

Businesses Built on NetApp

•
Weta Digital, a world leader in visual effects, relied on NetApp storage in the production of the record-breaking film Avatar. NetApp helped reduce Weta's data management overhead by 95% and increase its storage price-to-performance ratio by 40%.

•
J&B Group turned to NetApp for its storage to support its perishable foods production and distribution business. NetApp's storage efficiency technology helped increase utilization to 67%, and storage requirements for VMware virtual servers dropped from 4.5TB to 1.5TB, a 66% reduction.

•
The College of Saint Rose implemented NetApp and VMware virtualization solutions to tackle the challenges of data growth, availability, and reliability. NetApp thin provisioning and deduplication technologies helped improve the college's storage efficiency, increasing utilization rates by up to 85% and deferring $134,000 in hardware costs each year.

Webcast and Conference Call Information

The NetApp fourth quarter and fiscal year 2010 results conference call will be broadcast live on the Internet at http://investors.netapp.com on Wednesday, May 26, 2010, at 2:00 p.m. Pacific Time. This press release and any other information related to the call will also be posted on the Web site at that location. An audio replay Webcast will also be available after 4:00 p.m. Pacific Time on our web site at http://investors.netapp.com.

NetApp is now using a new hybrid format for disclosing key financial information associated with our quarterly results. Concurrent with the press release, NetApp will post and distribute a separate document with financial commentary and statistics that were previously disclosed during our earnings calls. These prepared remarks will be available prior to the conference call in order to provide the investment community with additional time to analyze our results. This commentary will not be read during the earnings call.

About NetApp
NetApp creates innovative storage and data management solutions that accelerate business breakthroughs and deliver outstanding cost efficiency. Discover our passion for helping companies around the world go further, faster at www.netapp.com.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section relating to our forecasted operating results, share count, and metrics for the first quarter of fiscal year 2011, our expectations regarding our current and new partnerships and strategic alliances and the benefits that we expect our customers to realize from using our products and those from our strategic alliances and partnerships. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward-looking statements include customer demand for our products and services; our ability to increase revenue and manage our operating costs; increased competition risks associated with the anticipated growth in network storage market; our ability to deliver new product architectures and enterprise service offerings; our ability to design products and services that compete effectively from a price and performance perspective; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products; and other important factors as described in NetApp reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections captioned “Risk Factors” in our most recently submitted 10-K and 10-Q. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

###

NetApp, the NetApp logo, Go further, faster, and SANscreen are trademarks or registered trademarks of NetApp, Inc. in the United States and/or other countries. VMware is a registered trademark and vSphere is a trademark of VMware, Inc. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

1GAAP earnings per share is calculated using the diluted number of shares for all periods presented.

2Non-GAAP results of operations exclude the GSA settlement, amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, including discrete items, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods presented.

3Gartner, Inc. Magic Quadrant for Midrange and High-End NAS Solutions, Pushan Rinnen, Robert E. Passmore, Roger W. Cox, March 15, 2010.

NetApp Usage of Non-GAAP Financials
The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP results of operations exclude the GSA settlement, amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, including discrete items, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year.  We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30, 2010	April 24, 2009

ASSETS

Current assets:
Cash, cash equivalents and investments	$3,724.0	$2,604.2
Accounts receivable, net	471.5	446.5
Inventories	112.9	61.1
Other current assets	228.7	327.0
Total current assets	4,537.1	3,438.8

Property and equipment, net	804.4	807.9
Goodwill and other intangible assets, net	706.1	726.7
Long-term investments and restricted cash	72.8	127.3
Other non-current assets	374.0	283.7
	$6,494.4	$5,384.4

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$184.6	$137.8
Accrued compensation and other current liabilities	591.3	527.9
Deferred revenue	1,135.1	1,013.6
Total current liabilities	1,911.0	1,679.3

Long-term debt and other obligations	1,273.4	1,219.3
Long-term deferred revenue	779.5	701.6
	3,963.9	3,600.2

Stockholders' equity	2,530.5	1,784.2
	$6,494.4	$5,384.4

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	April 30, 2010	April 24, 2009	April 30, 2010	April 24, 2009

Revenues:
Product	$758.8	$506.2	$2,381.1	$2,152.7
Software entitlements and maintenance	173.8	164.6	679.8	618.3
Service	239.2	209.5	870.5	764.1
GSA settlement	-	(0.7)	-	(128.7)
Net revenues	1,171.8	879.6	3,931.4	3,406.4

Cost of revenues:
Cost of product	310.9	245.2	976.4	1,007.6
Cost of software entitlements and maintenance	3.1	2.4	12.3	9.2
Cost of service	109.3	98.1	423.5	399.7
Total cost of revenues	423.3	345.7	1,412.2	1,416.5
Gross profit	748.5	533.9	2,519.2	1,989.9

Operating expenses:
Sales and marketing	366.7	287.3	1,293.7	1,186.1
Research and development	143.7	125.0	535.7	498.5
General and administrative	64.2	52.2	238.8	203.7
Restructuring and other charges	(0.2)	35.5	2.5	54.4
Acquisition related (income) expense, net	1.2	-	(39.9)	-
Total operating expenses	575.6	500.0	2,030.8	1,942.7

Income from operations	172.9	33.9	488.4	47.2

Other income (expenses), net
Interest income	8.1	11.7	31.2	57.6
Interest expense	(18.8)	(18.5)	(74.1)	(63.4)
Other income (expenses), net	1.7	(2.4)	1.5	(33.1)
Total other expenses, net	(9.0)	(9.2)	(41.4)	(38.9)

Income before income taxes	163.9	24.7	447.0	8.3

Provision for (benefit from) income taxes	18.8	(43.7)	46.6	(56.3)

Net income	$145.1	$68.4	$400.4	$64.6

Net income per share:
Basic	$0.42	$0.21	$1.18	$0.20

Diluted	$0.40	$0.21	$1.13	$0.19

Shares used in per share computation:
Basic	346.1	330.9	339.6	330.3

Diluted	364.5	333.1	353.2	334.6

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Three Months Ended		Year Ended
	April 30, 2010	April 24, 2009	April 30, 2010	April 24, 2009

Cash Flows from Operating Activities:
Net income	$145.1	$68.4	$400.4	$64.6
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	40.0	40.7	166.0	170.5
Stock-based compensation	37.8	42.2	159.8	140.8
Accretion of discount and issue costs on notes	13.1	12.2	50.8	41.0
Other, net	4.1	(35.3)	(1.6)	(66.8)
Tax benefit from stock-based compensation	1.8	4.5	(0.9)	45.4
Excess tax benefit from stock-based compensation	(7.6)	(1.8)	(8.6)	(36.7)
Changes in assets and liabilities:
Accounts receivable	(13.4)	(101.6)	(21.3)	128.7
Inventories	(41.2)	21.1	(52.1)	9.1
Accounts payable	43.1	15.2	42.7	(27.0)
Accrued compensation and other current liabilities	112.4	49.7	53.2	190.5
Deferred revenue	116.6	81.3	176.7	219.3
Changes in other operating assets and liabilities, net	22.8	(1.0)	9.9	9.8
Net cash provided by operating activities	474.6	195.6	975.0	889.2
Cash Flows from Investing Activities:
Purchases and redemptions of investments, net	(768.9)	(291.9)	(860.3)	(116.8)
Reclassification from cash and cash equivalents to short-term investments	-	-	-	(598.0)
Purchases of property and equipment	(38.4)	(134.7)	(135.6)	(289.6)
Other investing activities, net	4.1	0.7	8.2	1.1
Net cash used in investing activities	(803.2)	(425.9)	(987.7)	(1,003.3)
Cash Flows from Financing Activities:
Issuance of common stock	40.4	16.6	197.1	85.9
Repurchases of common stock	-	-	-	(400.0)
Excess tax benefit from stock-based compensation	7.6	1.8	8.6	36.7
Issuance of debt	-	-	-	1,238.4
Sale of common stock warrants	-	-	-	163.1
Settlement (purchase) of note hedge	14.2	-	14.2	(254.9)
Repayment of long-term debt	-	-	-	(172.6)
Net cash provided by financing activities	62.2	18.4	219.9	696.6

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(4.4)	(2.1)	3.6	(24.8)

Net Increase (Decrease) in Cash and Cash Equivalents	(270.8)	(214.0)	210.8	557.7
Cash and Cash Equivalents:
Beginning of period	1,975.8	1,708.2	1,494.2	936.5
End of period	$1,705.0	$1,494.2	$1,705.0	$1,494.2

NETAPP, INC.
SUPPLEMENTAL INFORMATION
(In millions)
(Unaudited)

	Three Months Ended April 30, 2010

	GSA Settlement	Amortization of Intangible Assets	Stock-based Compensation Expenses	Asset Impairment	Restructuring and Other Charges	Acquisitions related (income) expense, net	Non-Cash Interest Expense	(Gain) Loss on Investments, Net	Total

Cost of product revenues	-	$4.1	$1.3	-	-	-	-	-	$5.4
Cost of service revenues	-	-	3.5	-	-	-	-	-	3.5
Sales and marketing expense	-	0.8	16.9	-	-	-	-	-	17.7
Research and development expense	-	-	9.0	-	-	-	-	-	9.0
General and administrative expense	-	-	7.1	-	-	-	-	-	7.1
Restructuring and other charges	-	-	-	-	(0.2)	-	-	-	(0.2)
Acquisitions related (income) expense, net	-	-	-	-	-	1.2	-	-	1.2
Interest expense	-	-	-	-	-	-	13.1	-	13.1
(Gain) loss on investments, net	-	-	-	-	-	-	-	(1.2)	(1.2)

Effect on income before income taxes	-	$4.9	$37.8	-	$(0.2)	$1.2	$13.1	$(1.2)	$55.6

	Year Ended April 30, 2010

	GSA Settlement	Amortization of Intangible Assets	Stock-based Compensation Expenses	Asset Impairment	Restructuring and Other Charges	Acquisitions related (income) expense, net	Non-Cash Interest Expense	(Gain) Loss on Investments, Net	Total

Cost of product revenues	-	$17.1	$4.0	-	-	-	-	-	$21.1
Cost of service revenues	-	-	14.3	-	-	-	-	-	14.3
Sales and marketing expense	-	3.4	73.7	-	-	-	-	-	77.1
Research and development expense	-	-	38.5	-	-	-	-	-	38.5
General and administrative expense	-	-	29.3	-	-	-	-	-	29.3
Restructuring and other charges	-	-	-	-	2.5	-	-	-	2.5
Acquisitions related (income) expense, net	-	-	-	-	-	(39.9)	-	-	(39.9)
Interest expense	-	-	-	-	-	-	50.8	-	50.8
(Gain) loss on investments, net	-	-	-	-	-	-	-	(4.7)	(4.7)

Effect on pre-tax income	-	$20.5	$159.8	-	$2.5	$(39.9)	$50.8	$(4.7)	$189.0

	Three Months Ended April 24, 2009

	GSA Settlement	Amortization of Intangible Assets	Stock-based Compensation Expenses	Asset Impairment	Restructuring and Other Charges	Acquisitions related (income) expense, net	Non-Cash Interest Expense	(Gain) Loss on Investments, Net	Total

Total revenues	$0.7	-	-	-	-	-	-	-	$0.7
Cost of product revenues	-	4.9	1.0	-	-	-	-	-	5.9
Cost of service revenues	-	-	3.9	-	-	-	-	-	3.9
Sales and marketing expense	-	0.8	20.1	-	-	-	-	-	20.9
Research and development expense	-	-	11.3	-	-	-	-	-	11.3
General and administrative expense	-	-	5.9	-	-	-	-	-	5.9
Restructuring and other charges	-	-	-	-	35.5	-	-	-	35.5
Interest expense	-	-	-	-	-	-	11.0	-	11.0
(Gain) loss on investments, net	-	-	-	-	-	-		2.6	2.6

Effect on income before income taxes	$0.7	$5.7	$42.2	-	$35.5	-	$11.0	$2.6	$97.7

	Year Ended April 24, 2009

	GSA Settlement	Amortization of Intangible Assets	Stock-based Compensation Expenses	Asset Impairment	Restructuring and Other Charges	Acquisitions related (income) expense, net	Non-Cash Interest Expense	(Gain) Loss on Investments, Net	Total

Total revenues	$128.7	-	-	-	-	-	-	-	$128.7
Cost of product revenues	-	24.5	3.3	-	-	-	-	-	27.8
Cost of service revenues	-	-	12.3	-	-	-	-	-	12.3
Sales and marketing expense	-	4.4	65.1	9.4	-	-	-	-	78.9
Research and development expense	-	-	37.9	-	-	-	-	-	37.9
General and administrative expense	-	-	22.2	-	-	-	-	-	22.2
Restructuring and other charges	-	-	-	-	54.4	-	-	-	54.4
Interest expense	-	-	-	-	-	-	36.6	-	36.6
(Gain) loss on investments, net	-	-	-	-	-	-	-	29.6	29.6

Effect on pre-tax income	$128.7	$28.9	$140.8	$9.4	$54.4	-	$36.6	$29.6	$428.4

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	April 30, 2010	April 24, 2009	April 30, 2010	April 24, 2009

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$145.1	$68.4	$400.4	$64.6

Adjustments:
GSA settlement	-	0.7	-	128.7
Amortization of intangible assets	4.9	5.7	20.5	28.9
Stock-based compensation expenses	37.8	42.2	159.8	140.8
Asset impairment	-	-	-	9.4
Restructuring and other charges	(0.2)	35.5	2.5	54.4
Acquisitions related (income) expense, net	1.2	-	(39.9)	-
Non-cash interest expense	13.1	11.0	50.8	36.6
(Gain) loss on investments, net	(1.2)	2.6	(4.7)	29.6
Discrete GAAP tax provision items	(13.1)	6.5	(20.4)	6.9
Income tax effect	(4.5)	(69.8)	(36.0)	(135.6)

NON-GAAP NET INCOME	$183.1	$102.8	$533.0	$364.3

NET INCOME PER SHARE	$0.398	$0.205	$1.134	$0.193

Adjustments:
GSA settlement	-	0.002	-	0.385
Amortization of intangible assets	0.013	0.017	0.058	0.086
Stock-based compensation expenses	0.104	0.127	0.452	0.421
Asset impairment	-	-	-	0.028
Restructuring and other charges	(0.001)	0.106	0.007	0.163
Acquisitions related (income) expense, net	0.003	-	(0.113)	-
Non-cash interest expense	0.036	0.033	0.144	0.109
(Gain) loss on investments, net	(0.003)	0.008	(0.013)	0.088
Discrete GAAP tax provision items	(0.036)	0.020	(0.058)	0.021
Income tax effect	(0.012)	(0.210)	(0.102)	(0.405)

NON-GAAP NET INCOME PER SHARE	$0.502	$0.308	$1.509	$1.089

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FIRST QUARTER 2011
(Unaudited)

First Quarter
2011

Non-GAAP Guidance	$0.43 - $0.47

Adjustments of Specific Items to
Net Income Per Share for the First
Quarter 2011:

Stock based compensation expense	(0.11)
Amortization of intangible assets	(0.01)
Non cash interest expense	(0.03)
Income tax effect	0.03
Total Adjustments	(0.12)

GAAP Guidance -Net Income Per Share	$0.31 - $0.35